Exhibit 99.1

USA Truck Appoints Thomas Glaser CEO and President

John Simone Resigns to Focus on Health

VAN BUREN, ARK. – July 9, 2015 – USA Truck, Inc. (NASDAQ: USAK), a leading capacity solutions provider headquartered in Van Buren, AR, announced today that the board of directors has named Thomas Glaser chief executive officer and president. Former CEO and director John M. Simone has resigned so he can continue focusing on improving his health.  Mr. Glaser, a USA Truck director, served as interim chief operating officer since April 6, 2015, when Mr. Simone took a medical leave.

John Simone commented, “Although it has been a very difficult decision, after consultation with my doctors, who continue to be optimistic about my recovery, I have concluded that I need to concentrate full time on my treatments and recovery.  I leave knowing that a solid foundation for profitability and growth has been put into place at USA Truck.  Working with the Company and its outstanding employees has been a very rewarding experience, and I look forward to watching USA Truck’s continuing progress.”

Chairman of the Board Robert A. Peiser remarked, “We fully support John’s decision to resign so he can devote his time and energy to improving his health.  During his tenure of more than two years, he reinvigorated the Company, began the process of unlocking its earnings potential, and instilled every employee with the desire to maintain its forward momentum.  All of us wish John continued success with his recovery.

“We are pleased that Tom Glaser is stepping in to accelerate the Company’s operational and financial progress.  Among Tom’s many attributes, he brings to his new role an extensive knowledge of the industry and USA Truck’s operations, as well as a proven ability to lead.  We are confident that he will continue to drive USA Truck’s turnaround and implement the Company’s multi-pronged growth strategy, including developing our capabilities as a capacity solutions provider and continuing to refine our truckload network.”

CEO and President Tom Glaser commented, “The entire USA Truck team is pulling together to take our Company to the next level.  We are proud of the many accomplishments to date, but also realize that much work remains to realize the full potential of the Company’s business model.  I look forward to working with the Company’s executive team and employees to accomplish our goals.”

Mr. Glaser previously served as USA Truck’s interim chief operating officer from January 2013 to June 2013.  He has more than 30 years of management experience in the trucking industry, including serving as president of two truckload carriers, Arnold Transportation Services from 2008 to 2010 and Celadon Trucking Services, Inc. from 2001 to 2007.  Between 1988 and 2001, Mr. Glaser served in various positions as a vice president in operations, marketing and sales at Contract Freighters, Inc. (now Con-way Truckload).

The Company expects to record approximately $1.3 million in the third quarter of 2015 reflecting severance and related costs with respect to Mr. Simone's departure.

About USA Truck
USA Truck is a capacity solutions provider of transportation and logistics services that include truckload, dedicated contract carriage, intermodal and brokerage spot market throughout the continental United States, Mexico and Canada.

This press release and related information will be available to interested parties at our web site, www.usa-truck.com, under the "News Releases" tab of the "Investors" menu.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements are made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements, including statements concerning expected financial and operating improvements and management capability, are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  Accordingly, actual results may differ materially from those set forth in the forward-looking statements.  Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.  Any forward-looking statement speaks only as of the date on which it is made.  We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.  In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur.

All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

References to the “Company,” “we,” “us,” “our” and words of similar import refer to USA Truck, Inc. and its subsidiary.

Company Contact
Michael Borrows, EVP & CFO
USA Truck, Inc.
(479) 471-3523
Michael.Borrows@usa-truck.com

Investor Relations Contact
Harriet Fried / Jody Burfening
LHA
(212) 838-3777
hfried@lhai.com

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